                                 PROMISSORY NOTE

Santa Clara, California                                         $50,000.00

April 3, 1997

1. FOR VALUE RECEIVED, the undersigned RICHARD RAVA ("Rava") unconditionally promise to pay to the order of Affymetrix Inc. ("Affymetrix") at 3380 Central Expressway, Santa Clara, California (or at such other address as the holder of this Note may designate by notice to Rava), the sum of Fifty Thousand Dollars ($50,000.00) with interest from the date hereof at 6.49% simple interest per annum. Such interest shall be forgiven so long as Rava shall remain an employee of Affymetrix in good standing.

2. This Note, including all outstanding principal and any interest due hereon shall be paid in full five years from the date of this Note.

3. This note shall become immediately due and payable in full prior to maturity if any of the following occur: sale of the residence at 338 LAKEVIEW WAY, REDWOOD CITY, CA; (the "Residence"); if the Residence shall cease to be the principal residence of Rava; if any payment is not made when due; or upon termination of Rava's employment by Affymetrix for any reason. Rava requests and authorizes Affymetrix to withhold any amount due Affymetrix hereunder from any salary, proceed of sale of Affymetrix stock, stock options or other compensation due or payable to Rava.

4. Rava agrees to pay all reasonable costs of collection of this Note if payments are not made when due. If legal action is necessary to enforce or collect this Note, such costs shall include, without limitation, reasonable attorney's fees. Interest shall accrue on all past due payments at the rate of 10% per annum or the highest rate permitted by law if lower.


5. This Note shall be governed by and construed in accordance with the internal laws of the State of California. Rava consents to personal jurisdiction in any court in Santa Clara County, California.


      /s/ Richard P. Rava                              4/3/97
     -----------------------                        -----------
           RICHARD RAVA                                   Date



Witness:  /s/  Kenneth J. Nussbacher
        ------------------------------
              KENNETH NUSSBACHER